UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 12, 2003

(Date of earliest event reported)

Western Sierra Bancorp

(Exact name of registrant as specified in charter)

California	000-25979	68-0390121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Plaza Goldorado Circle Cameron Park, California 95682
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 677-5600

N/A
(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

On December 12, 2003, pursuant to an Agreement and Plan of Reorganization dated August 20, 2003, Auburn Community Bancorp (“Auburn”) was acquired by Registrant through a merger and will operate as a subsidiary of Registrant.

As of September 30, 2003, Auburn had total assets of $89.4 million, comprising $4.9 million in cash and due from banks, $4.0 million in federal funds sold and investment securities, $77.7 million in net loans and leases, $0.8 in bank premises and equipment, and $1.9 million in other assets.  Total liabilities at September 30, 2003 amounted to $80.8 million, including $80.4 million in deposits.

The total consideration to be paid to Auburn shareholders amounts to approximately $21.6 million, which will be comprised of approximately $6,500,000 in cash and 350,000 shares of Registrant’s Common Stock valued at approximately $15,100,000.  Additionally, Jan T. Haldeman will be added to Western Sierra Bancorp’s Board of Directors.

Item 7.    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release Western Sierra Bancorp Completes Acquisition of Auburn Community Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIERRA BANCORP

Date: December 16, 2003	By:	/s/ Anthony J. Gould
	Name:	Anthony J. Gould
	Title:	Chief Accounting and Financial Officer